UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Eco-Stim Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-8203420
(State of incorporation or organization)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy No., Suite 275, Houston TX	77043
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: N/A (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Registrant”), is filing this Form 8-A in connection with the listing of its common stock, par value $0.001 per share, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the NASDAQ Capital Market. The Common Stock has been approved for listing on the NASDAQ Capital Market under the symbol “ESES.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock to be registered by the Registrant is contained in the sections entitled “Description of Capital Stock” and “Dividend Policy” in the prospectus filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 17, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-200230), which was initially filed with the SEC on November 14, 2014 and was declared effective by the SEC on February 12, 2015. Such prospectus, in the form in which it is so filed, is incorporated herein by reference. The summary descriptions of the common stock do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Amended and Restated Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on November 26, 2013).

2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2014).

3	Registration Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2014).

4	Stockholder Rights Agreement, dated as of May 28, 2014, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 4, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eco-Stim Energy Solutions, Inc.

By:	/s/ Jon Christopher Boswell
Name:	Jon Christopher Boswell
Title:	President and Chief Executive Officer

Date: April 7, 2015